Exhibit 99.1

NEWS RELEASE

Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33912 •
(239) 277-6200 • Fax: (239) 277-5237

For Immediate Release

Executive Contact:	Investor / Media Contacts:
Charles J. Kleman Chief Financial Officer Chico’s FAS, Inc. (239) 274-4105	James Palczynski-Investor Relations Megan McDonnell-Media Relations Integrated Corporate Relations, Inc. (203) 222-9013

Chico’s FAS, Inc. Announces Management Promotions

     Fort Myers, FL — November 4, 2003 - Chico’s FAS, Inc. (NYSE: CHS) today announced several key promotions in the Company’s management structure.

     Scott A. Edmonds, President and Chief Executive Officer of Chico’s FAS, Inc., commented, “We congratulate these members of our management team on their hard work and dedication to our organization. The commitment displayed by these individuals has contributed significantly to Chico’s success and is expected to play a critical role in the future growth of our Company. These key promotions demonstrate our continued satisfaction with the overall development and strength of our management team.”

     Charles J. Kleman has been promoted to Chief Operating Officer. In addition to his existing responsibilities as Chief Financial Officer, Mr. Kleman will now oversee the Company’s logistics, real estate, construction and information technology operations. Mr. Kleman joined Chico’s in 1989 as the Company’s Controller and has held a number of senior management positions including Chief Financial Officer, Secretary/Treasurer, Senior Vice President-Finance, and Executive Vice President-Finance. Mr. Kleman also serves on the Company’s Board of Directors. Prior to joining Chico’s, he spent over ten years in various executive financial positions.

     The Company has also promoted the following individuals to new officer positions within the Company: Michael J. Kincaid, Vice President-Finance and Chief Accounting Officer; James P. West, Senior Vice President-Real Estate; Brett A. Robinson, Vice President-Real Estate; and Bari L. Horton, Vice President-Direct Marketing.

     Michael J. Kincaid has been with Chico’s since August 1999, and has held several financial positions advancing from Controller and Director of Finance to Vice President-Finance in 2001. Prior to joining Chico’s, Mr. Kincaid spent over nineteen years in various accounting and management positions.

     James P. West has been with Chico’s in the real estate management group since 1998, initially as an independent consultant and then full time as the Company’s Director of Real Estate in 1999. In December 2000, he was promoted to Vice President-Real Estate. Mr. West has been a real estate broker for twenty-five years. Prior to joining Chico’s, he was the owner and President of The West Company, a boutique real estate firm specializing in exclusive buyer/tenant commercial transactions.

     Brett A. Robinson joined Chico’s in 2000 as Director of Site Selection. In 2001, he was promoted to Director of Real Estate, Western Operations. Prior to joining Chico’s, Mr. Robinson spent seven years as a national retail real estate consultant.

     Bari L. Horton has been with Chico’s since 1995 in various marketing and merchandising positions. Ms. Horton was instrumental in relaunching Chico’s Passport Club in 1999, including the implementation and effective utilization of its customer database software. She most recently served as the Director of Direct Marketing. Prior to joining Chico’s, Ms. Horton spent eight years in women’s fashion retailing, holding various management and merchandising positions.

     Chico’s sells exclusively designed, private-label women’s clothing and related accessories. The Company operates 540 women’s specialty stores, including those under the name of Chico’s and White House|Black Market, in 44 states, the District of Columbia, the Virgin Islands and Puerto Rico. The Company owns 387 Chico’s front-line stores, 22 Chico’s outlet stores, 110 White House|Black Market stores and 9 Pazo stores; franchisees own and operate 12 Chico’s stores.

Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Users of forward-looking statements are encouraged to review the Company’s latest annual report on Form 10-K, its filings on Form 10-Q, management’s discussion and analysis in the Company’s latest annual report to stockholders, the Company’s filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company’s business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

For more detailed information, please call (877) 424-4267 to listen to Chico’s monthly sales information and investor relations line

A copy of a slide show addressing Chico’s recent financial results and current plans for expansion is available on the Chico’s website at www.chicos.com in the investor relations section

Additional investor information on Chico’s FAS, Inc. is available free of charge on the Chico’s website at www.chicos.com in the investor relations section